EXHIBIT 99(c)(2)

(WILLIAM BLAIR & COMPANY LETTERHEAD)

Project FIX

•

REPORT TO THE

SPECIAL COMMITTEE

May 10, 2003

IMPORTANT INFORMATION

Confidential Material Presented to the Special Committee
of the Board of Directors of FIX

The following pages contain material that was provided to the Special Committee of the Board of Directors of FIX (the “Company”) in the context of a meeting held to consider a proposed business combination between the Company and NEWCO. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company, NEWCO and other public sources. Any estimates and projections for the Company or NEWCO contained herein have been prepared by senior management or are publicly available, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, neither William Blair & Company, L.L.C. nor any of their respective legal advisors take any responsibility for the accuracy or completeness of any of the material used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair & Company, L.L.C. undertakes any obligation to update or otherwise revise the accompanying materials.

TABLE OF CONTENTS

I. Executive Summary

II. Background on FIX

     A.     Stock Performance, Liquidity and Ownership

     B.     Historical Results

     C.     Projections

III. FIX Fairness Analysis

     A.     Comparable Public Companies

     B.     Comparable M&A Transactions

     C.     Going Private Transactions

     D.     Premiums Paid Analysis

     E.     Implied Future Share Price Analysis

     F.     Discounted Cash Flow Analysis

     G.     Leveraged Buyout Analysis

I

EXECUTIVE SUMMARY

EXECUTIVE SUMMARY

SUMMARY OF NEWCO PROPOSAL

Item	Transaction Terms

Potential Acquiror	•	NEWCO, a corporation formed by The Riverside Company (“Riverside”) and select management of FIX
Transaction	•	Acquire remaining common stock of FIX through a going private transaction
Consideration	•	$6.75 cash consideration per share of FIX stock
	•	$52.5 MM Equity Value
	•	$53.6 MM Enterprise Value
	•	Premiums to FIX stock price assuming a May 8, 2003 announcement are:
• 1 Day premium of 63% ($4.15 FIX stock price)
• 1 Week premium of 62% ($4.16 FIX stock price)
• 4 Weeks premium of 44% ($4.70 FIX stock price)
Conditions to Closing	•	Stockholder’s approval/regulatory approvals/modified material adverse change clause/no breaches of representations and warranties/other customary conditions to closing
	•	While there is no financing contingency, there is a minimum trailing 12 months EBITDA requirement of $6.46 million measured at the end of the last month prior to distributing proxy statements to stockholders
Fiduciary Duties	•	Per Delaware Law
Break-up Fee	•	$2 MM break-up fee + expenses to Riverside
	•	If conditions to closing have been met and Riverside terminates the transaction or changes terms of the deal, Riverside will pay FIX $2MM + expenses

EXECUTIVE SUMMARY

PROCESS OVERVIEW

•	On May 30, 2001 FIX engaged William Blair & Company to pursue a possible sale or recapitalization of the Company. On that date the stock was trading at $2.40 per share

•	After Blair familiarized itself with the Company and performed necessary due diligence, Blair began contacting approximately 30 potential strategic buyers to assess their interest in pursuing a potential business combination with FIX

•	In response to initial marketing efforts, the Company received several preliminary verbal bids; however, initial bids were unsatisfactory and the events and distractions of September 11, 2001 had significantly affected the momentum of the process and ultimately ended any additional formal marketing of a possible transaction

•	In September, 2002, an interested party (“Initial Bidder”) emerged and after limited due diligence, placed a verbal bid of $5.00 per share for the Company. Conversations broke down after the Company believed it was in the stockholders’ best interests to go back to the market before it entered into any exclusive negotiations

•	In October 2002, another unsolicited party, Riverside, expressed strong interest to purchase the Company and performed limited due diligence

•	In December of 2002, the Company received its initial bid from Riverside for $5.35 per share

EXECUTIVE SUMMARY

PROCESS OVERVIEW (CONTINUED)

•	After the receipt of the Riverside proposal, the Board organized an Independent Special Committee, consisting solely of three outside Board members to begin negotiations with Riverside

•	After further negotiations, Riverside revised their initial bid to $6.00 per share

•	Following the receipt of this proposal, Blair was asked to contact two additional parties. The first was a large international player who declined interest to move forward. The second was to call the Initial Bidder, who after further qualification, did have interest to move forward at prices beyond their initial indication of $5.00 per share

•	The Initial Bidder was provided updated financial information and revised their bid to $6.75 per share

•	Riverside was informed that a competitive bidder had emerged for the Company and Riverside revised their bid $6.80 per share

•	After deliberations, Riverside was provided a 45-day exclusive period to conduct final due diligence

EXECUTIVE SUMMARY

PROCESS OVERVIEW (CONTINUED)

•	During the period of exclusivity, Riverside performed extensive business and financial due diligence and in a letter to the Special Independent Committee dated April 2, 2003, identified several issues that Riverside felt justified a reduction in its offer price per share of $0.15. These issues included:

•	Decrease in cash on hand at closing impacted by increased payables and higher than expected advisory fees

•	EBITDA shortfall of approximately $100,000

•	Potential Personal Holding Company tax exposure of up to $3 million

•	Ownership of intellectual property was originally assumed to be owned by the Company, not by members of management and family

•	Risk of service agreement revenue currently received from World Wide Supply if World Wide Supply is sold

•	Various identified business risks, including:

•	Early signs of negative effects of economic conditions on franchises

•	Negative trends in portfolio of notes and accounts receivable

•	Significant decrease in required down payments

•	Higher level of franchise sales to existing franchisees, causing difficulties to franchisees of incorporating new concepts and territories

•	Mold as a major issue that could significantly impact Rainbow and Mr. Rooter

•	Increased investment risk since NEWCO must purchase operating assets to offset Personal Holding Company tax exposure

•	After complete review of the issues raised by Riverside, the Special Independent Committee agreed to a $.05 reduction on the purchase price of $6.80 to $6.75 per share. Riverside agreed to move forward on this basis.

EXECUTIVE SUMMARY

TRANSACTION VALUE SUMMARY

($ in thousands, except per share data)

		Price as of	Initial Bidder	Riverside	Riverside	Initial Bidder	Riverside	Riverside
		5/7/2003	Sep-02	Dec-02	Jan-03	Feb-03	Feb-03	Apr-03

		$ 4.15	$ 5.00	$ 5.35	$ 6.00	$ 6.75	$ 6.80	$ 6.75

% Premium to Recent Stock Price
Current Price@	$4.15	0%	20%	29%	45%	63%	64%	63%
1-Week Prior @	$4.16	0%	20%	29%	44%	62%	63%	62%
4-Weeks Prior @	$4.70	-12%	6%	14%	28%	44%	45%	44%
Shares Outstanding		7,064	7,064	7,064	7,064	7,064	7,064	7,064
Common Stock Equivalents		400	536	580	648	711	714	711

Fully-Diluted Shares Outstanding(1)		7,464	7,600	7,644	7,712	7,775	7,778	7,775
Equity Value		$30,974	$38,001	$40,896	$46,274	$52,479	$52,893	$52,479
Plus: Net Debt(2)		$1,148	$1,148	$1,148	$1,148	$1,148	$1,148	$1,148

Enterprise Value		$32,122	$39,149	$42,045	$47,422	$53,627	$54,041	$53,627

(1)	Fully diluted shares outstanding based on 7,063,091 basic shares outstanding as of March 21, 2003 and 1,209,420 of options/warrants outstanding

(2)	Net debt outstanding as of March 31, 2003

EXECUTIVE SUMMARY

FIX VALUATION MATRIX

($ in thousands, except per share data)

		Price as of	Initial Bidder	Riverside	Riverside	Initial Bidder	Riverside	Riverside
		5/7/2003	Sep-02	Dec-02	Jan-03	Feb-03	Feb-03	Apr-03

		$ 4.15	$ 5.00	$ 5.35	$ 6.00	$ 6.75	$ 6.80	$ 6.75

% Premium to Recent Stock Price
Current Price@	$4.15	0%	20%	29%	45%	63%	64%	63%
1-Week Prior @	$4.16	0%	20%	29%	44%	62%	63%	62%
4-Weeks Prior @	$4.70	-12%	6%	14%	28%	44%	45%	44%
Shares Outstanding		7,064	7,064	7,064	7,064	7,064	7,064	7,064
Common Stock Equivalents		400	536	580	648	711	714	711

Fully-Diluted Shares Outstanding(1)		7,464	7,600	7,644	7,712	7,775	7,778	7,775
Equity Value		$30,974	$38,001	$40,896	$46,274	$52,479	$52,893	$52,479
Plus: Net Debt(2)		$1,148	$1,148	$1,148	$1,148	$1,148	$1,148	$1,148

Enterprise Value		$32,122	$39,149	$42,045	$47,422	$53,627	$54,041	$53,627

		Acquisition Multiples
Enterprise Value/Revenue
2002	$25,866	1.24x	1.51x	1.63x	1.83x	2.07x	2.09x	2.07x
LTM 3/03	$26,379	1.22x	1.48x	1.59x	1.80x	2.03x	2.05x	2.03x
2003E	$26,649	1.21x	1.47x	1.58x	1.78x	2.01x	2.03x	2.01x
Enterprise Value/EBITDA
2002	$6,460	5.0x	6.1x	6.5x	7.3x	8.3x	8.4x	8.3x
LTM 3/03	$6,571	4.9x	6.0x	6.4x	7.2x	8.2x	8.2x	8.2x
2003E	$7,263	4.4x	5.4x	5.8x	6.5x	7.4x	7.4x	7.4x
Enterprise Value/EBIT
2002	$5,110	6.3x	7.7x	8.2x	9.3x	10.5x	10.6x	10.5x
LTM 3/03	$5,184	6.2x	7.6x	8.1x	9.1x	10.3x	10.4x	10.3x
2003E	$5,716	5.6x	6.8x	7.4x	8.3x	9.4x	9.5x	9.4x
Equity Value/Net Income
2002	$2,946	10.5x	12.9x	13.9x	15.7x	17.8x	18.0x	17.8x
LTM 3/03	$2,992	10.4x	12.7x	13.7x	15.5x	17.5x	17.7x	17.5x
2003E	$3,460	9.0x	11.0x	11.8x	13.4x	15.2x	15.3x	15.2x
Equity Value/Book Value
2002	$20,074	1.54x	1.89x	2.04x	2.31x	2.61x	2.63x	2.61x
Mar-03	$20,747	1.49x	1.83x	1.97x	2.23x	2.53x	2.55x	2.53x

(1)	Fully diluted shares outstanding based on 7,063,091 basic shares outstanding as of March 21, 2003 and 1,209,420 of options/warrants outstanding

(2)	Net debt outstanding as of March 31, 2003

EXECUTIVE SUMMARY

KEY ASSUMPTIONS UNDERLYING OUR REVIEW AND ANALYSIS

•	William Blair & Company’s (“Blair”) has been retained by the Board of Directors of FIX to render its opinion with respect to the fairness, from a financial point of view, to the stockholders of FIX (other than the shareholders participating in the ownership of NEWCO) of the $6.75 per share cash consideration to be received in the proposed sale to NEWCO

•	In connection with the review of the proposed Merger and the preparation of its opinion, William Blair examined or discussed:

•	A draft of the Agreement and Plan of Merger dated May 6, 2003, and we have assumed that the final form of this document will not differ in any material respect from the draft provided to us

•	Certain audited historical financial statements of FIX for the three years ended December 31, 2002

•	Certain internal business, operating and financial information prepared by the senior management of FIX

•	Financial forecasts for the five years ended December 31, 2007 prepared by the senior management of FIX

•	Information regarding publicly available financial terms of certain other business combinations we deemed relevant

•	The financial position and operating results of FIX compared with those of certain other publicly traded companies we deemed relevant

•	Current and historical market prices and trading volumes of the common stock of FIX

•	Certain other publicly available information on FIX

•	We have also held discussions with members of the senior management of FIX to discuss the foregoing.

•	We have also considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

EXECUTIVE SUMMARY

SUMMARY OF FAIRNESS ANALYSES

Blair performed several analyses to assist in the development of its opinion

•	Comparable Public Companies Analysis

•	Trading multiple analysis based on companies that Blair considered similar to FIX based on the selected companies’ operations

•	Comparable Transaction Analysis

•	Transaction multiple analysis based on transactions that Blair considered similar to the proposed Merger based on the targets’ operations and the transaction values

•	Going Private Transactions

•	Premium paid analysis based on transactions that Blair considered similar to the proposed Merger based on the initial equity participation of management in the the newly formed merger entity

•	Premiums Paid Analysis

•	Reviewed the premiums derived by comparing the per share equity consideration paid to the trailing one day, one week and four week trading prices for 422 public transactions announced since January 2001 with equity transaction values greater than $10 million and less than $100 million and compared them to similar metrics for FIX

EXECUTIVE SUMMARY

SUMMARY OF FAIRNESS ANALYSES (CONTINUED)

Blair performed several analyses to assist in the development of its opinion

•	Discounted Implied Future Share Price Analysis

•	Utilizing 2004 — 2007 projected EPS figures for FIX and a range of forward P/E multiples reflective of FIX and the comparable group, calculated a range of implied future share prices for FIX. These implied future share prices were then discounted back to the current date by applying a 14% cost of equity capital for FIX

•	Discounted Cash Flow Analysis

•	Utilized FIX’s 2003 — 2007 Forecasts to derive free cash flows for FIX for 2003 — 2007. Employed a 13% – 15% range of discount rates to determine the present values of such cash flows. Estimated a terminal value by assuming FIX would be purchased at the end of 2007 by an independent third party based upon a multiple of the projected 2007 EBITDA

•	Leveraged Acquisition Analysis

•	Utilized FIX’s 2003 — 2007 Forecasts. Assumed ability to borrow 3.75x last twelve months EBITDA. Assumed FIX would be purchased at the end of 2007 by an independent third party based upon a multiple of the projected 2007 EBITDA. Assumed target subordinated debt returns of approximately 18% – 20%, and equity returns of 25% - 30%.

II

BACKGROUND ON FIX

A

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

HISTORICAL STOCK PRICE PERFORMANCE

FIX Daily Closing Price and Volume — Latest Twelve Months

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

HISTORICAL TRADING ACTIVITY

FIX Trading Activity — Latest Twelve Months

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

HISTORICAL TRADING ACTIVITY

FIX Trading Activity — Latest Twelve Months

				% of Total	Volume	% of Total	Common Shares		% of Total
Greater	But		Cumulative	Volume	Traded at	Common	Outstanding		Public Float
than or	Less	Shares	Shares	Traded at	or Below	Shares	Traded at or Below	% of Total	Traded at or Below
Equal to	Than	Traded	Traded	This Price	This Price	Outstanding(1)	This Price	Public Float(2)	This Price

$3.30	$3.40	1,900	1,900	0.30%	0.30%	0.03%	0.03%	0.09%	0.09%
3.40	3.50	0	1,900	0.00%	0.30%	0.00%	0.03%	0.00%	0.09%
3.50	3.60	10,500	12,400	1.67%	1.97%	0.15%	0.18%	0.52%	0.62%
3.60	3.70	98,062	110,462	15.56%	17.53%	1.39%	1.56%	4.88%	5.49%
3.70	3.80	78,963	189,425	12.53%	30.06%	1.12%	2.68%	3.93%	9.42%
3.80	3.90	114,651	304,076	18.19%	48.25%	1.62%	4.30%	5.70%	15.13%
3.90	4.00	36,900	340,976	5.86%	54.11%	0.52%	4.83%	1.84%	16.96%
4.00	4.10	51,200	392,176	8.13%	62.24%	0.72%	5.55%	2.55%	19.51%
4.10	4.20	70,399	462,575	11.17%	73.41%	1.00%	6.55%	3.50%	23.01%
4.20	4.30	96,400	558,975	15.30%	88.70%	1.36%	7.91%	4.80%	27.81%
4.30	4.40	39,876	598,851	6.33%	95.03%	0.56%	8.48%	1.98%	29.79%
4.40	4.50	20,900	619,751	3.32%	98.35%	0.30%	8.77%	1.04%	30.83%
4.50	4.60	6,100	625,851	0.97%	99.32%	0.09%	8.86%	0.30%	31.13%
4.60	4.70	3,400	629,251	0.54%	99.86%	0.05%	8.91%	0.17%	31.30%
4.70	4.80	900	630,151	0.14%	100.00%	0.01%	8.92%	0.04%	31.35%

		630,151

Weighted average price:		$3.98

Note: Analysis is based on the average high and low prices for each day, not the closing price.

(1)	Based on 7,063,931 shares outstanding as of March 21, 2003.

(2)	Public Float defined as shares outstanding less insider holdings of 5,053,625 shares.

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

HISTORICAL STOCK PRICE PERFORMANCE

FIX Daily Closing Price and Volume — Latest 3 Years

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

HISTORICAL STOCK PRICE PERFORMANCE

FIX Daily Closing Price and Volume — Since IPO

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

INDEXED STOCK PRICE PERFORMANCE

FIX Indexed Stock Performance — Latest Twelve Months

Business Services Group includes: ABM, CD, CHE, FIX, ECL, MPWG, RTOKY, ROL and SVM.

Franchise Group includes: BCTI, DTG, DRMS, FSRV, IHP, MDS, NEWH, PCTY, PZZI, RGS, RMCF, BUNZ and WINA.

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

INDEXED STOCK PRICE PERFORMANCE

FIX Indexed Stock Performance — Latest 3 Years

Business Services Group includes: ABM, CD, CHE, FIX, ECL, MPWG, RTOKY, ROL and SVM.

Franchise Group includes: BCTI, DTG, DRMS, FSRV, IHP, MDS, NEWH, PCTY, PZZI, RGS, RMCF, BUNZ and WINA.

STOCK PERFORMANCE, LIQUIDITY AND OWNERSHIP

OWNERSHIP PROFILE

	Shares	% of Total	Exercisable	Total Shares &	% of Total
Insiders(1)	Owned	Outstanding	Options/Warrants	Options/Warrants	Outstanding

Theresa Dwyer	4,305,853	61.0%	0	4,305,853	52.0%
Dwyer Family Trust	533,215	7.5%	0	533,215	6.4%
Donald Dwyer, Jr.	31,548	0.4%	5,000	36,548	0.4%
Dina Dwyer-Owens	30,976	0.4%	5,000	35,976	0.4%
Robert Tunmire	50,719	0.7%	100,000	150,719	1.8%
Debra Wright-Hood	29,245	0.4%	0	29,245	0.4%
Thomas Buckly	0	0.0%	101,864	101,864	1.2%
John Hayes	250	0.0%	45,136	45,386	0.5%
James Sibasku	5,000	0.1%	20,000	25,000	0.3%
Donald E. Latin	10,500	0.1%	11,000	21,500	0.3%
Michael Bidwell	11,745	0.2%	102,400	114,145	1.4%
Darren Dwyer	176	0.0%	0	176	0.0%
Douglas Dwyer	17,558	0.2%	0	17,558	0.2%
Donna Dwyer-van Zandt	26,840	0.4%	0	26,840	0.3%

Total Insiders	5,053,625	71.5%	390,400	5,444,025	65.8%
Institutional Owners (2)
Renaissance Capital	675,000	9.6%		675,000	8.2%
Hodges Capital Management	306,000	4.3%		306,000	3.7%
Dimensional Fund Advisors	171,400	2.4%		171,400	2.1%
Schwartz Investment Counsel	73,200	1.0%		73,200	0.9%
Wynnefield Capital Management	15,000	0.2%		15,000	0.2%
Marketocracy Capital Management	4,800	0.1%		4,800	0.1%
TD Asset Management	1,300	0.0%		1,300	0.0%

Total Institutions	1,246,700	17.6%		1,246,700	15.1%
Implied Retail and Other	763,606	10.8%		1,582,626	19.1%
Total(3)	7,063,931	100.0%	1,209,420	8,273,351	100.0%

(1)	From Proxy dated May 25, 2002.

(2)	Source: LionShares as of March 31, 2003 and Proxy dated May 25, 2002.

(3)	Shares outstanding as of March 21, 2003 per FIX 2002 10-K

B

HISTORICAL RESULTS

HISTORICAL RESULTS

STOCK PRICE PERFORMANCE

FIX Daily Closing Price and Volume — Latest Twelve Months

HISTORICAL RESULTS

ANNUAL FINANCIALS

($ in thousands, except per share data)

	Fiscal Year Ended December 31,

	1999	2000	2001	2002

Revenues
Royalties	$9,416	$11,393	$12,892	$14,422
Franchise fees	4,315	4,422	4,557	6,296
Sales of products and services	1,599	2,142	3,409	3,586
Other	1,093	1,261	1,394	1,563

Total Revenues	16,424	19,218	22,252	25,866
EBITDA	3,286	4,211	5,223	6,460
EBIT	2,474	2,841	3,762	5,110
Net Income	1,535	2,053	2,338	2,946
Earnings per share — Diluted	$0.22	$0.29	$0.33	$0.40
Growth
Sales	NA	17.0%	15.8%	16.2%
EBITDA	NA	28.2%	24.0%	23.7%
EBIT	NA	14.9%	32.4%	35.8%
Net Income	NA	33.8%	13.9%	26.0%
Margins
EBITDA	20.0%	21.9%	23.5%	25.0%
EBIT	15.1%	14.8%	16.9%	19.8%
Net Income	9.3%	10.7%	10.5%	11.4%

HISTORICAL RESULTS

QUARTERLY FINANCIALS

($ in thousands, except per share data)

	2001				2002				2003

	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1

Revenues
Royalties	$2,761	$3,167	$3,335	$3,629	$2,957	$3,882	$3,599	$3,984	$3,464
Franchise fees	1,305	954	1,066	1,233	1,594	1,468	1,703	1,531	1,839
Sales of products and services	823	805	901	880	948	970	853	814	642
Other	324	319	328	423	368	355	388	452	433

Total Revenues	5,213	5,245	5,629	6,165	5,866	6,676	6,543	6,780	6,379
EBITDA	1,103	1,388	1,501	1,231	1,244	1,668	1,859	1,689	1,355
EBIT	746	1,019	1,126	870	927	1,334	1,507	1,342	1,002
Net Income	483	656	714	485	558	741	849	799	604
Earnings per share — Diluted	$0.06	$0.09	$0.10	$0.07	$0.08	$0.10	$0.11	$0.11	$0.08
Year-over-Year Growth
Sales	NA	NA	NA	NA	12.5%	27.3%	16.2%	10.0%	8.7%
EBITDA	NA	NA	NA	NA	12.7%	20.2%	23.8%	37.2%	8.9%
EBIT	NA	NA	NA	NA	24.2%	31.0%	33.8%	54.1%	8.1%
Net Income	NA	NA	NA	NA	15.4%	12.9%	18.9%	64.8%	8.2%
Quarter-over-Quarter Growth
Revenue	NA	0.6%	7.3%	9.5%	-4.8%	13.8%	-2.0%	3.6%	-5.9%
EBITDA	NA	25.8%	8.2%	-18.0%	1.0%	34.1%	11.5%	-9.2%	-19.7%
EBIT	NA	36.5%	10.6%	-22.7%	6.5%	43.9%	13.0%	-11.0%	-25.3%
Net Income	NA	35.7%	8.9%	-32.1%	15.1%	32.8%	14.7%	-5.9%	-24.4%
Margins
EBITDA	21.2%	26.5%	26.7%	20.0%	21.2%	25.0%	28.4%	24.9%	21.2%
EBIT	14.3%	19.4%	20.0%	14.1%	15.8%	20.0%	23.0%	19.8%	15.7%
Net Income	9.3%	12.5%	12.7%	7.9%	9.5%	11.1%	13.0%	11.8%	9.5%

HISTORICAL RESULTS

BALANCE SHEET SUMMARY

As of March 31, 2003

ASSETS
Cash and Cash Equivalents	$2,038,431
Accounts Receivable	1,703,441
Trade Notes Receivable, Current	2,341,791
Inventories	58,667
Prepaid Expenses	647,356
Other Current Assets	183,286

Total Current Assets	6,972,972
Property Plant and Equipment	4,222,573
Goodwill	5,030,081
Trade Notes Receivable	6,942,712
Purchased Franchise Rights	2,699,977
Other Assets	1,533,276

Total Assets	$27,401,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Debt	$1,006,694
Accounts Payable	591,821
Accrued Liabilities	2,348,040
Other Current Liabilities	466,600

Total Current Liabilities	4,413,155
Long-Term Debt	2,180,170
Other Liabilities	61,171

Total Liabilities	6,654,496
Shareholder’s Equity	20,747,095

Total Liabilities and Stockholders’ Equity	$27,401,591

C

PROJECTIONS

III

PROJECTIONS

SUMMARY OF COMPANY FIVE YEAR FORECAST

($ in thousands, except per share data)

	Fiscal Year Ended December 31,

	2003	2004	2005	2006	2007

Revenues
Royalties	$15,489	$17,679	$19,774	$21,928	$24,273
Franchise fees	6,352	7,200	7,625	7,750	7,825
Sales of products and services	3,261	3,874	4,434	4,849	5,296
Other	1,546	1,610	1,704	1,793	1,818

Total Revenues	26,649	30,363	33,537	36,321	39,212
EBITDA	7,263	8,616	9,772	10,585	11,391
EBIT	5,716	7,043	8,163	8,934	9,714
Net Income	3,460	4,361	5,114	5,607	6,106
Growth
Sales	3.0%	13.9%	10.5%	8.3%	8.0%
EBITDA	12.4%	18.6%	13.4%	8.3%	7.6%
EBIT	11.9%	23.2%	15.9%	9.4%	8.7%
Net Income	17.4%	26.0%	17.3%	9.6%	8.9%
Margins
EBITDA	27.3%	28.4%	29.1%	29.1%	29.0%
EBIT	21.5%	23.2%	24.3%	24.6%	24.8%
Net Income	13.0%	14.4%	15.2%	15.4%	15.6%

FIX FAIRNESS ANALYSIS

FIX FAIRNESS ANALYSIS

METHODOLOGIES EMPLOYED

•	William Blair’s methodologies for assessing fairness included the following:

FIX FAIRNESS ANALYSIS

KEY ASSUMPTIONS UNDERLYING OUR REVIEW AND ANALYSIS

•	In providing our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion

•	We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company

•	We have been advised by the management of the Company that the forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company

•	We have relied as to all legal matters on advice of counsel to the Board of Directors

•	In providing our opinion, we have assumed that the Proposed Transaction will be consummated on the terms described in the draft Agreement and Plan of Merger, without any waiver of any material terms or conditions by the Company

A

COMPARABLE PUBLIC COMPANIES

COMPARABLE PUBLIC COMPANIES

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Business Services Group Company Multiples Comparison

										Equity		Equity
				Total Value (1)/						Value/		Value/
														Mkt Prc/
	Closing Price	Market	Total	LTM		LTM		LTM		LTM		2003E		Book Value
	05/07/03	Value (MM)	Value (MM)(1)	Revenue		EBITDA		EBIT		NI		NI(2)		Per Share

Service Companies
ABM INDUSTRIES INC	$13.90	$680.3	$669.1	0.30	x*	9.2	x	11.5	x	17.2	x	15.9	x	1.78	x
CENDANT CORP	14.99	15,441.4	22,041.4	1.42		4.3		9.4		11.6		10.0		1.63
CHEMED CORP	36.20	358.4	360.9	1.16		10.8		18.9	*	100.5	*	30.9	*	1.76
COMFORT SYSTEMS USA INC	2.75	104.2	114.1	0.14	*	5.7	*	8.2		18.3		NA		0.52	*
ECOLAB INC	49.74	6,535.6	7,212.6	2.06		10.5		15.9		26.4		24.3		5.46
MPW INDL SVCS GROUP INC	1.65	18.1	47.9	0.50		3.4	*	12.8	*	35.7	*	NA		0.49
RENTOKIL INITIAL PLC	14.74	5,486.9	7,266.0	2.16		8.2		11.0		12.8		11.3		NMF
ROLLINS INC	24.04	1,083.7	1,029.4	1.54		15.0	*	21.8	*	36.8	*	34.2	*	10.91	*
SERVICEMASTER CO	9.56	2,860.6	3,594.3	1.00		9.4		11.1		17.7		15.4		2.39
Minimum				0.50	x	4.3	x	8.2	x	11.6	x	10.0	x	0.49	x
Mean				1.41		8.7		11.2		17.3		15.4		2.25
Median				1.42		9.3		11.0		17.4		15.4		1.77
Maximum				2.16		10.8		15.9		26.4		24.3		5.46
FIX Multiples @ Current Price	$4.15	$31.0	$32.1	1.22	x	4.9	x	6.2	x	10.4	x	9.0	x	1.49	x
FIX Imputed Multiples @ $6.75 per share		$52.5	$53.6	2.03	x	8.2	x	10.3	x	17.5	x	15.2	x	2.53	x

(1)	Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash.

(2)	2003 Net Income taken from I/B/E/S Consensus estimates where available.

LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

*	Market statistic excluded from Minimum, Mean, Median and Maximum

COMPARABLE PUBLIC COMPANIES

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Business Services Group Fairness Summary

			Business Services Group Multiples
	FIX Multiple
Metric	at $6.75		Min		Median		Max

LTM Revenue	2.03	x	0.50	x	1.42	x	2.16	x
LTM EBITDA	8.2		4.3		9.3		10.8
LTM EBIT	10.3		8.2		11.0		15.9
LTM Net Income	17.5		11.6		17.4		26.4
2003E Net Income	15.2		10.0		15.4		24.3
LTM Book Value	2.53		0.49		1.77		5.46

COMPARABLE PUBLIC COMPANIES

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Franchise Group Company Multiples Comparison

					LTM

	Closing Price	Market	Net Debt	Total	Revenue	EBITDA	Net Income
	05/07/03	Value (MM)	(Cash) (MM)	Value (MM)(1)	(MM)	(MM)	(MM)

Franchise Business
BCT INTERNATIONAL INC	$0.95	$5.5	($4.0)	$1.6	$18.4	$1.4	$0.7
DOLLAR THRIFTY AUTOMOTIVE GP	17.30	426.8	1,746.0	2,172.8	1,140.9	552.7	35.3
DREAMS INC	0.17	9.4	2.3	11.8	17.9	1.3	1.4
FIRSTSERVICE CORP	13.22	187.2	156.1	357.4	535.8	55.0	18.3
IHOP CORP	26.86	571.6	226.8	798.3	365.9	106.8	42.3
MIDAS INC	8.25	124.1	141.3	265.4	326.1	27.7	(1.3)
NEW HORIZONS WORLDWIDE INC	2.56	26.6	5.9	32.5	135.7	3.5	(6.8)
PARTY CITY CORP	9.73	159.4	15.6	175.0	463.6	45.5	15.6
PIZZA INN INC/MO	1.80	18.1	11.9	30.0	61.5	5.3	3.2
REGIS CORP/MN	28.40	1,237.8	246.1	1,484.0	1,620.7	222.0	88.1
ROCKY MOUNTAIN CHOC FACT INC	7.48	18.7	4.6	23.2	19.6	4.3	2.0
SCHLOTZSKYS INC	2.75	20.1	52.8	73.0	60.5	7.3	(0.2)
WINMARK CORP	13.38	75.0	(10.0)	65.0	32.6	6.9	3.9
Minimum
Mean
Median
Maximum
FIX Multiples @ Current Price	$4.15	$31.0		$32.1
FIX Imputed Multiples @ $6.75 Offer Price		$52.5		$53.6

[Additional columns below]

[Continued from above table, first column(s) repeated]

							Equity		Equity
	Total Value(1)/						Value/		Value/

	LTM		LTM		LTM		LTM		2003E		Book Value
	Revenue		EBITDA		EBIT		NI		NI(2)		Per Share

Franchise Business
BCT INTERNATIONAL INC	0.08	x*	1.1	x*	1.3	x*	7.7	x*	NA		0.36	x*
DOLLAR THRIFTY AUTOMOTIVE GP	1.90		3.9	*	14.4		12.1		12.4		0.85
DREAMS INC	0.66		9.3		10.3		6.7		NA		0.84
FIRSTSERVICE CORP	0.67		6.5		8.5		10.2		5.4		1.58
IHOP CORP	2.18		7.5		8.8		13.5		NMF		1.57
MIDAS INC	0.81		9.6		23.7	*	-98.5	*	NA		1.19
NEW HORIZONS WORLDWIDE INC	0.24	*	9.4		NMF		-3.9	*	9.6		0.56
PARTY CITY CORP	0.38	*	3.8	*	5.6	*	10.2		7.3		2.06
PIZZA INN INC/MO	0.49	*	5.6		7.8		5.6	*	NA		3.74	*
REGIS CORP/MN	0.92		6.7		9.5		14.1		13.5		2.39
ROCKY MOUNTAIN CHOC FACT INC	1.19		5.4		6.8		9.2		NA		1.95
SCHLOTZSKYS INC	1.20		9.9		31.4	*	-101.1	*	NA		0.27	*
WINMARK CORP	1.99		9.4		10.2		19.4		NA		6.48	*
Minimum	0.66	x	5.4	x	6.8	x	6.7	x	5.4	x	0.56	x
Mean	1.28		7.9		9.5		11.9		9.6		1.44
Median	1.19		8.4		9.1		11.2		9.6		1.57
Maximum	2.18		9.9		14.4		19.4		13.5		2.39
FIX Multiples @ Current Price	1.22	x	4.9	x	6.2	x	10.4	x	9.0	x	1.49	x
FIX Imputed Multiples @ $6.75 Offer Price	2.03	x	8.2	x	10.3	x	17.5	x	15.2	x	2.53	x

(1)	Total Value = Market Capitalization + Preferred Equity + Total Debt + Minority Interest - Cash and Equivalents. Assumes Cash and Equivalents for these companies represent excess cash.

(2)	2003 Net Income taken from I/B/E/S Consensus estimates where available. LTM = Latest Twelve Months, CAGR = Compound Annual Growth Rate, NA = Not Available, NMF = Not Meaningful

*	Market statistic excluded from Minimum, Mean, Median and Maximum

COMPARABLE PUBLIC COMPANIES

COMPARABLE PUBLIC COMPANY ANALYSIS

Comparable Franchise Group Fairness Summary

			Franchise Group Multiples
	FIX Multiple
Metric	at $6.75		Min		Median		Max

LTM Revenue	2.03	x	0.66	x	1.19	x	2.18	x
LTM EBITDA	8.2		5.4		8.4		9.9
LTM EBIT	10.3		6.8		9.1		14.4
LTM Net Income	17.5		6.7		11.2		19.4
2003E Net Income	15.2		5.4		9.6		13.5
LTM Book Value	2.53		0.56		1.57		2.39

B

COMPARABLE M&A TRANSACTIONS

COMPARABLE M&A TRANSACTIONS

COMPARABLE TRANSACTION ANALYSIS

Acquisition Multiples Comparison

						Transaction Value to			Equity Value to
				Total
				Enterprise	Equity	LTM			LTM
Date	Date			Value	Value				Net	Common
Announced	Effective	Target	Acquiror	($MM)	($MM)	Sales	EBITDA	EBIT	Income	Equity

11/20/01	05/06/02	DiverseyLever	Johnson Wax	$1,579.0	$1,579.0	1.07x	8.5x	12.8x	NA	NA
10/04/01	11/30/01	ServiceMaster (Mgmt. Svcs. Div.)	ARAMARK Corporation	$800.0	$800.0	0.42x*	9.4x	12.5x	NA	NA
01/02/01	01/02/01	Allied Bruce Terminix	ServiceMaster	$92.0	$92.0	1.39x	NA	NA	NA	NA
06/28/00	08/14/00	Canisco Resources, Inc.	Kenny Industrial Services	$17.0	$2.5	0.24x*	5.4x	10.8x	NMF	0.65x
03/23/00	06/02/00	Harding Lawson Associates	MACTEC, Inc.	$43.3	$62.4	0.39x*	5.0x	8.0x	21.3x*	1.22x
11/03/99	02/22/00	Building One Services Corp.	Group Maintenance America Corp.	$864.1	$329.3	0.48x*	NA	6.1x	6.7x	0.83x
10/27/99	01/21/00	Service Experts, Inc.	Lennox International, Inc.	$305.8	$161.4	0.56x	6.9x	9.2x	10.9x	0.71x
03/23/99	04/26/99	American Residential Services, Inc.	ServiceMaster	$260.9	$91.4	0.52x	10.3x	20.1x*	NMF	0.69x
11/02/98	03/18/99	LandCare USA, Inc.	ServiceMaster	$279.7	$182.9	1.06x	NA	16.9x	27.0x*	1.78x
01/04/99	02/10/99	Air Systems/Pacific Rim	Group Maintenance America	$76.5	$76.5	0.51x	NA	NA	NA	NA
09/09/98	01/05/99	Valley Systems Operations	HydroChem Industrial Services	$37.8	$29.8	1.55x	9.3x	29.1x*	22.9x*	5.57x*
11/15/98	11/15/98	Shambaugh & Son, Inc.	Comfort Systems USA	$111.4	$116.9	0.61x	7.7x	8.7x	9.1x	3.60x*
03/31/98	03/31/98	Eight Air and Heating Companies	Group Maintenance America	$51.9	$49.1	0.73x	NA	NA	NA	NA
01/20/98	01/20/98	Nine Heating and Cooling Companies	Group Maintenance America	$56.5	$51.4	0.53x	NA	NA	NA	NA

Minimum	0.51	x	5.0	x	6.1	x	6.7	x	0.65	x
Mean	0.85		7.8		10.6		8.9		0.98
Median	0.67		8.1		10.0		9.1		0.77
Maximum	1.55		10.3		16.9		10.9		1.78

*	Multiples excluded from the minimum, mean, median and maximum calculation.

COMPARABLE M&A TRANSACTIONS

COMPARABLE TRANSACTION ANALYSIS

Acquisition Comparables Fairness Summary

			Comparable Transactions
	FIX Multiple
Metric	at $6.75		Min		Median		Max

LTM Revenue	2.03	x	0.51	x	0.67	x	1.55	x
LTM EBITDA	8.2		5.0		8.1		10.3
LTM EBIT	10.3		6.1		10.0		16.9
LTM Net Income	17.5		6.7		9.1		10.9
LTM Book Value	2.53		0.65		0.77		1.78

C

GOING PRIVATE TRANSACTIONS

GOING PRIVATE TRANSACTIONS

GOING PRIVATE TRANSACTIONS

				Total
				Enterprise	Equity	% Premium to Announcement
Date	Date			Value	Value				%
Announced	Effective	Target	Acquiror	($MM)	($MM)	1 Day	1 Week	4 Weeks	Acquired(1)

04/16/03	Pending	Lilian Vernon Corporation	Ripplewood Holdings, LLC	$55.0	$60.6	72.6%	74.7%	72.2%	100.0%
03/24/03	Pending	Judge Group, Inc.	Management	$13.7	$11.7	17.1%	12.3%	20.6%	100.0%
12/17/02	Pending	RDO Equipment	RDO Tender Co.	$76.8	$76.1	39.1%	39.4%	48.4%	87.0%
08/07/02	Pending	EXCO Resources, Inc.	Management	$326.5	$232.3	20.8%	22.9%	22.0%	91.8%
04/16/02	Pending	Stephan Co.	Management	$19.2	$20.1	50.0%	42.9%	63.0%	100.0%
11/06/00	Pending	Ellett Brothers	The Tuscarora Group	$52.3	$13.1	26.4%	19.1%	28.0%	35.9%
10/11/02	02/28/03	Landair Corp.	Management	$100.0	$96.8	25.0%	31.0%	24.9%	29.0%
10/01/02	02/07/03	BWAY Corporation	Kelso Corporation	$276.1	$195.6	43.9%	44.9%	38.9%	100.0%
05/14/02	10/30/02	U.S. Vision	Kayak Acquisition (Management)	$47.7	$33.2	25.0%	18.9%	20.9%	74.0%
01/22/02	08/01/02	Auto Trol Technology Corp.	Management	$20.1	$11.9	-14.9%*	-14.9%*	-31.0%*	10.0%
04/27/01	07/26/02	Pierre Foods, Inc.	Management	$127.8	$14.5	101.6%*	61.8%	110.5%*	37.0%
02/13/02	05/31/02	Deltek Systems	Management	$80.4	$110.8	18.4%	28.6%	41.9%	50.6%
01/22/02	03/22/02	The Rottlund Company, Inc.	Management	$90.9	$55.0	18.1%	27.1%	32.8%	39.0%
11/16/01	03/05/02	Ugly Duckling	UDC Acquisition Corp.	$496.9	$43.4	41.8%	42.9%	45.9%	39.0%
02/27/01	02/22/02	Black Hawk Gaming	Management	$113.6	$53.2	80.3%	74.9%	71.4%	68.1%
10/01/01	02/13/02	NCH Corporation	Ranger Merger Corporation	$201.5	$279.0	34.0%	33.6%	18.8%	43.0%
11/21/01	02/11/02	Leapnet, Inc.	Management	$(4.1)	$10.8	14.9%	16.3%	3.4%*	85.0%
01/24/01	01/25/02	NextHealth, Inc.	Management	$65.9	$70.6	31.6%	33.8%	68.2%	100.0%
10/08/01	01/24/02	BLIMPIE International, Inc.	Private Investor Group	$16.5	$26.0	86.7%	90.5%	62.8%	100.0%
10/17/01	01/11/02	Market America, Inc.	Management Group	$85.0	$155.4	79.8%	81.8%	86.9%	23.0%
08/14/01	01/08/02	National Home Centers	The Newman Family	$25.3	$10.0	21.7%	19.7%	23.9%	36.5%
07/12/01	12/21/01	Eagle Point Software	Management Group	$16.1	$30.1	14.8%	23.1%	28.0%	73.2%
05/22/01	12/21/01	Quizno’s	Firenze Corp.	$37.5	$23.7	14.9%	16.4%	17.2%	32.0%
03/23/01	08/31/01	PJ America, Inc.	Management	$39.5	$37.8	32.1%	52.2%	34.6%	60.0%

Minimum	14.8%	12.3%	17.2%	10.0%
Mean	36.8	39.5	41.5	63.1
Median	29.0	33.6	34.6	64.1
Maximum	86.7	90.5	86.9	100.0

*	Excluded from Minimum, Mean, Median, and Maximum calculation.

(1)	Source: CommScan: M&A Desk

GOING PRIVATE TRANSACTIONS

GOING PRIVATE TRANSACTIONS

Going Private Transactions Fairness Summary

			Going Private Premiums
	Fix	Premium
	Price	at $6.75	Min	Median	Max

One Day Before Announcement(1)	$4.15	63%	15%	29%	87%
One Week Before Announcement(2)	$4.16	62%	12%	34%	90%
Four Weeks Before Announcement(3)	$4.70	44%	17%	35%	87%

(1)	FIX price on May 7th was $4.15

(2)	FIX price on April 30th was $4.16

(3)	FIX price on April 9th was $4.70

D

PREMIUMS PAID ANALYSIS

PREMIUMS PAID ANALYSIS

PREMIUMS PAID FAIRNESS SUMMARY

Analyzed 422 public transactions since 1/1/01 with Equity Value between $10 and $100 million

			Premiums Paid Data Percentile
	Fix	Premium
	Price	at $6.75	25th	50th	75th

One Day Before Announcement(1)	$4.15	63%	14%	34%	66%
One Week Before Announcement(2)	$4.16	62%	17%	41%	76%
Four Weeks Before Announcement(3)	$4.70	44%	19%	43%	80%

(1)	FIX price on May 7th was $4.15

(2)	FIX price on April 30th was $4.16

(3)	FIX price on April 9th was $4.70

E

IMPLIED FUTURE SHARE PRICE ANALYSIS

IMPLIED FUTURE SHARE PRICE ANALYSIS

METHODOLOGY AND ASSUMPTIONS

•	FIX’s projected EPS for 2004 —2007 are based on the Forecasts

•	Blair calculated the implied stock price of FIX at various points in the future by multiplying a range of forward price/earnings multiples by FIX’s then current year projected earnings per share

•	The range of forward price/earnings multiples of 8 —16x represents a range based on the comparable companies

•	Blair then discounted these implied future share prices back to March 31, 2003 using a cost of equity of 14.0%

IMPLIED FUTURE SHARE PRICE ANALYSIS

PRESENT VALUE OF IMPLIED FUTURE SHARE PRICE

Implied Future Value of Share Price — Sensitivity Analysis

FIX	2003P	2004P	2005P	2006P	2007P

EPS(1)	$0.46	$0.55	$0.60	$0.64	$0.68
EPS Growth %	16.0%	18.1%	10.4%	6.5%	5.9%

	Implied Future Value of Share Price @ March 31,
Forward
P/E Multiple	2004	2005	2006	2007

8x	$4.36	$4.81	$5.13	$5.43
10	5.45	6.02	6.41	6.78
12	6.54	7.22	7.69	8.14
14	7.63	8.42	8.97	9.50
16	8.72	9.63	10.25	10.86

Forward
P/E Multiple	Discounted Share Price (14.0% Cost of Equity Capital)(2)

8x	$3.83	$3.70	$3.46	$3.21
10	4.78	4.63	4.33	4.02
12	5.74	5.56	5.19	4.82
14	6.69	6.48	6.06	5.62
16	7.65	7.41	6.92	6.43

(1)	2003 —2007 based on the Forecasts.

(2)	Discounted back to March 31, 2003. Assumes equity discountrate of 14%.

F

DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS SUMMARY

Assumptions

•	Projections per Company forecasts for 2003-2007

•	Cash flows discounted to 3/31/03

•	Discount rates of 13%-15%

•	Terminal value calculated as a multiple of fiscal year 2007 EBITDA

FIX		2007 EBITDA Exit Multiple Range
Enterprise	Discount
Value @ $6.75	Rate	5.0 x	6.0 x	7.0 x	8.0 x	9.0 x	10.0 x

$53,627	13%	$52,376	$58,751	$65,125	$71,500	$77,874	$84,249
53,627	14	50,584	56,698	62,811	68,924	75,037	81,151
53,627	15	48,875	54,740	60,605	66,470	72,335	78,199

G

LEVERAGED BUYOUT ANALYSIS

LEVERAGED BUYOUT ANALYSIS

LEVERAGED BUYOUT ANALYSIS SUMMARY

Assumptions

•	Targeted returns of 25% - 30% for equity investors and 18% - 20% for subordinated debt investors

•	Senior debt/EBITDA of 2.75x based on market conditions

•	Subordinated debt/EBITDA of 1.0x based on market conditions

•	Total debt/EBITDA of 3.75x

FIX	Enterprise	IRR at Exit Multiple
Enterprise	Purchase
Value @ $6.75	Price Range	6.0x	7.0x	8.0x

$53,627	$43,286	26%	30%	33%
53,627	45,354	24	27	31
53,627	47,422	21	25	29